Exhibit 10.11
GUARANTEE REIMBURSEMENT AGREEMENT
This GUARANTEE REIMBURSEMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 4, 2022, is entered into by AIG Life Holdings, Inc. (“AIG Life Holdings”) and Corebridge Financial, Inc. (the “Parent” and, together with AIG Life Holdings, the “Obligors”) for the benefit of American International Group, Inc. (the “Guarantor”).
PRELIMINARY STATEMENT
WHEREAS, the Guarantor has guaranteed the obligations of AIG Life Holdings to pay principal, interest and premium (such payment obligations, the “Guaranteed Obligations”), if any, on AIG Life Holdings’ (a) 7 ½% Notes due 2025, (b) 6 5/8% Notes due 2029, (c) 8 ½% Junior Subordinated Debentures due 2030, (d) 7.57% Junior Subordinated Deferrable Interest Debentures, Series A, and (e) 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B (collectively, the “AIGLH Notes”) issued pursuant to (i) the Senior Indenture dated as of May 15, 1995 (as supplemented, the “Senior Indenture”) among AIG Life Holdings (as successor to American General Corporation), the Guarantor, and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the “Senior Trustee”), (ii) the Junior Subordinated Indenture, dated as of November 15, 1997 (as supplemented, the “1997 Indenture”), among AIG Life Holdings, the Guarantor and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as Trustee (the “Junior Trustee” and, together with the Senior Trustee, the “Trustees”), and (iii) the Junior Subordinated Indenture, dated as of December 1, 1996 (as supplemented, the “1996 Indenture” and, together with the Senior Indenture and the 1997 Indenture, the “Indentures”) among AIG Life Holdings, the Guarantor and the Junior Trustee, in accordance with the terms of the Indentures, the AIGLH Notes and the Guarantees (as defined below);
WHEREAS, the terms of such Guaranteed Obligations are contained in the Indentures and the related guarantee agreements of the Guarantor, including (a) the Guarantee Agreement, dated as of November 1, 2001, entered into by the Guarantor in favor of the Junior Trustee for the benefit of the holders from time to time of the 8 ½% Junior Subordinated Debentures due 2030, (b) the Guarantee Agreement, dated as of November 1, 2001, entered into by the Guarantor in favor of the Junior Trustee for the benefit of the holders from time to time of the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A, and (c) the Guarantee Agreement, dated as of November 1, 2001, entered into by the Guarantor in favor of the Junior Trustee for the benefit of the holders from time to time of the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B (each such agreement, a “Guarantee” and, collectively, the “Guarantees”); and
WHEREAS, pursuant to that certain Collateral Agreement, dated as of the date hereof (as further amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), between the Obligors and the Guarantor, the Obligors have agreed to provide Eligible Collateral (as defined in the Collateral Agreement), as applicable, for the benefit of the Guarantor upon certain triggering events and subject to the terms and the conditions set forth therein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Obligors hereby agree, for the benefit of the Guarantor as follows:

AGREEMENT
1.Reimbursement and Indemnity. The Obligors agree to (i) pay and reimburse the Guarantor for the full amount of any payment made by or on behalf of the Guarantor pursuant to the Indentures and/or the Guarantees (the obligations set forth in this clause (i), the “Reimbursement Obligations”), and (ii) pay, indemnify and reimburse the Guarantor and its affiliates, and their respective officers, directors, employees, shareholders, members, attorneys and other advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the enforcement against the Obligors of their obligations under this Agreement (including the reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights against the Obligors under this Agreement, including the actual and reasonable fees and disbursements of counsel to the Guarantor). All amounts due under this Section 1 (collectively, the “Reimbursement and Indemnification Obligations”) shall be due and payable immediately on demand (provided, that all such obligations shall be automatically due and payable without demand therefor in the event any such demand is prohibited by applicable law). If the Obligors shall fail to pay any amounts as and when due under this Section 1, the Obligors agree to pay the Guarantor or such other Indemnitee interest or fees at the default rate that would at the time be applicable to the Guaranteed Obligations, on any and all amounts owed to the Guarantor under this Agreement in respect of the Reimbursement and Indemnification Obligations (in the case of any payment in respect of interest on interest, to the extent permitted applicable law) from the date such amounts became due pursuant to this Section 1 to, but not including, the date of payment in full in cash. Further, if the Obligors shall fail to pay any amounts as and when due under this Section 1, then the Guarantor may, without notice to the Obligors, except as required by law, and at any time or from time to time charge, set off and otherwise apply all or part of the Reimbursement and Indemnification Obligations owed and unpaid against any amounts owed by the Guarantor or any of its subsidiaries (other than the Obligors or any of their respective subsidiaries) to the Obligors or any of their respective subsidiaries (other than amounts owed by the Guarantor or any of its subsidiaries to any subsidiary of the Obligors that is subject to regulation as an insurance company, a registered investment adviser, a registered broker-dealer or a registered investment company). The Guarantor agrees to promptly notify the Obligors if Guarantor has exercised this right of set-off, and such notice shall include reasonable details with respect to the amounts used for set-off and the applicable contractual obligations upon which Guarantor has based its ability to set-off. The obligations of the Obligors are in addition to all rights of reimbursement, indemnity and subrogation as the Guarantor has under applicable law or equity, but for the avoidance of doubt, there shall be no requirement for the Obligors to pay any duplicative amounts.
2.Termination; Reinstatement. This Agreement shall remain in full force and effect until the later of (x) the complete discharge of the obligations of AIG Life Holdings and the Guarantor pursuant to the Indentures in accordance with their terms and (y) the payment in full in cash of all Reimbursement and Indemnification Obligations. Notwithstanding anything to the contrary, this Agreement shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Obligors is made, or the Guarantor exercises any right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Obligors in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Obligors are in possession of or have released the guarantee pursuant to the Indentures and/or the Guarantees and regardless of any prior revocation, rescission, termination or reduction.
3.Amendments; Etc. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified, nor any consent be given, except with the written consent of each of the Guarantor and the Obligors.
4.Notices. All notices and communications hereunder shall be given to the addresses set forth below (or to such other address as each party may designate in writing to the other party from time to time):

If to the Guarantor:	American International Group, Inc. 1271 Avenue of the Americas FL 11 New York, New York 10020 E-mail: AIGCorporateSecretary@aig.com Attention: Corporate Secretary

with a copy to:	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 E-mail: LeydierM@sullcrom.com; FishmanJ@sullcrom.com Attention: Marion Leydier, Esq. and Jared M. Fishman, Esq.

If to the Obligors:
AIG Life Holdings, Inc.
2919 Allen Parkway, Woodson Tower, L4-01
Houston, TX 77019
E-mail: chris.nixon@aig.com, christina.banthin@aig.com, steven.brancato@aig.com, elias.habayeb@aig.com, justin.caulfield@aig.com

Attention: General Counsel

Corebridge Financial, Inc.
2919 Allen Parkway, Woodson Tower, L4-01
Houston, TX 77019
E-mail: chris.nixon@aig.com, christina.banthin@aig.com, steven.brancato@aig.com, elias.habayeb@aig.com, justin.caulfield@aig.com

Attention: General Counsel

5.Counterparts. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may, if agreed by the Guarantor, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Obligors agree that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Obligors to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of the Obligors enforceable against the Obligors in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Guarantor. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Guarantor of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Guarantor may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Guarantor’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Guarantor is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Guarantor pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Guarantor has agreed to accept such Electronic Signature, the Guarantor shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Guarantor any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
6.WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE OBLIGORS AND THE GUARANTOR EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.
7.Integration; Severability. This Agreement represents the agreement of the Guarantor and the Obligors with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties (written or oral) by the Guarantor or the Obligors relative to the subject matter hereof and thereof not expressly set forth or referred to herein. The illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not in any way affect or impair the legality or enforceability of such provision in other jurisdictions, or the legality or enforceability of the remaining provisions of this Agreement.
8.Miscellaneous.
(a)This Agreement shall be governed by and construed according to the internal laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction. The Obligors hereby irrevocably (i) submit to the non-exclusive jurisdiction of any United States Federal or State court sitting in the County of New York, New York in any action or proceeding arising out of or relating to this Agreement, and (ii) waive to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Guarantor in connection with such action or proceeding shall be binding on the Obligors if sent to the Obligors by registered or certified mail at its address specified above.
(b)This Agreement shall benefit the Guarantor’s successors and assigns and shall bind the Obligors’ successors and assigns, except that the Obligors may not assign their rights and obligations under this Agreement unless the Guarantor consents in writing to such assignment and such further actions are taken to provide Guarantor with equivalent rights against the assignee or assignees as are provided for in this Agreement. This Agreement shall bind all parties who become bound as a debtor with respect to the Reimbursement and Indemnification Obligations.
(c)This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns and the Indemnitees and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
(d)In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.
(e)No failure by the Guarantor to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.
Obligors:
AIG LIFE HOLDINGS, INC.
By:    /s/ Justin Caulfield
Name: Justin Caulfield
Title: Vice President and Treasurer

COREBRIDGE FINANCIAL, INC.

By:    /s/ Elias Habayeb
Name: Elias Habayeb
Title: Chief Financial Officer

[Signature Page to Guarantee Reimbursement Agreement]

Acknowledged and accepted:
Guarantor:
AMERICAN INTERNATIONAL GROUP, INC.
By:    /s/ Marilyn Hirsch
Name: Marilyn V. Hirsch
Title: Senior Vice President and Treasurer

[Signature Page to Guarantee Reimbursement Agreement]